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                                                     [LOGO]
                                                     UNITEDHEALTH GROUP



[GRAPHIC]



LEADING THE                             Executive

WAY TO                                  Savings

FINANCIAL                               Plans

SUCCESS                                 Enrollment

                                        Guide for

                                        2001

C o n t e n t s

Leading the Way to Financial Success ................................................................... 1

   An Overview ......................................................................................... 1

   Who Is Eligible ..................................................................................... 1

   Executive Savings Plans' Features ................................................................... 2

   Participation ....................................................................................... 2

   Funds Held in a Trust ............................................................................... 2

Your Deferral Options .................................................................................. 3

   Automatic Restoration Option ........................................................................ 3

   Incentive Deferral Option ........................................................................... 4

   Salary Deferral Option .............................................................................. 4

   Consult Your Tax or Financial Advisor ............................................................... 4


Investing Your Account ................................................................................. 5

   Understanding Your Investment Choices ............................................................... 5

   Your Investment Options ............................................................................. 5

   Making Your Initial Investment Election and Changing Your Investment Elections ...................... 8

   Tracking Your Account Balance ....................................................................... 9

How And When Your ESP Account Is Distributed ........................................................... 10

   Your Distribution Options ........................................................................... 10

   Post-Employment Distributions ....................................................................... 10

   In-Service Distributions ............................................................................ 11

   Choosing Distribution Options ....................................................................... 12

   Changing Your Post-Employment Distribution Election While You Are Employed .......................... 12

   Changing Your Post-Employment Distribution Election After Installment Payments Have Begun ........... 12

How to Enroll .......................................................................................... 13

   What You Need to Do by the Enrollment Deadline ...................................................... 13

   Using the 401(k)/ESOP/ESP Web Site for Investment Election Changes .................................. 14

   Using the Retirement Plans Service Center ........................................................... 14

Questions & Answers About The Executive Savings Plan ................................................... 15

LEADING THE
WAY TO
FINANCIAL
SUCCESS

AS A MEMBER OF A SELECT MANAGEMENT GROUP, YOU ARE ELIGIBLE TO PARTICIPATE IN UNITEDHEALTH GROUP'S EXECUTIVE SAVINGS PLANS (ESP), WHICH PROVIDE OPPORTUNITIES FOR YOU TO SAVE FOR YOUR FINANCIAL FUTURE THROUGH SEVERAL DEFERRAL OPTIONS. TO DEFER SALARY OR INCENTIVE PAY FOR THE 2001 PLAN YEAR OR TO OPT OUT OF THE AUTOMATIC RESTORATION OPTION, YOU MUST TAKE ACTION BY THE ENROLLMENT DEADLINE.

AN OVERVIEW

As an important component of UnitedHealth Group's total compensation program, the Executive Savings Plans (ESP) offer you a tremendous opportunity to save on a tax-deferred basis for your future needs. As in past years, the ESP offers three deferral options that include:

- Automatic Restoration Option
- Incentive Deferral Option (deferral of your Leadership Results Plan award)
- Salary Deferral Option

WHO IS ELIGIBLE

Eligibility to participate in the ESP is determined by grade level and compensation level. To participate in the Automatic Restoration Option, the Incentive Deferral Option and the Salary Deferral Option for 2001, an employee must meet the following selection criteria:

     -    Be employed by UnitedHealth Group on or before December 31, 2000

     - Be a regular full- or part-time employee who is a member of one of the following grade levels:

          --   Executive Leadership Team

          --   Grades 31 and 32 (and meet certain compensation criteria)

          -- Medical Director in grades M2, M3 and M4 (and meet certain compensation criteria)

If you are a Medical Director or an employee who is a grade 31 or 32, generally you may participate in the Plans beginning January 1 after you meet the eligibility criteria. If you are a member of the Executive Leadership Team, you may participate in the Plans as soon as you meet the eligibility criteria.

EXECUTIVE SAVINGS PLANS'
FEATURES

     - Enable you to postpone paying income taxes by deferring the payment of your compensation until a later date.

     - Allow you, by participation in the Automatic Restoration Option, to enjoy the tax advantages of the 401(k) Savings Plan that are otherwise limited by the Internal Revenue Code. These advantages include maximum income deferral and fully vested Company matching contributions. You are automatically enrolled in the Automatic Restoration Option unless you elect not to participate by the Enrollment Deadline.


     - Allow you to defer, through the Incentive Deferral Option, any Leadership Results Plan incentive award for which you are eligible, and receive fully vested Company matching contributions on the first 6 percent of your incentive award.

     - Allow you to defer additional compensation through the Salary Deferral Option. Company matching contributions are not made on these salary deferrals.

PARTICIPATION

To participate in the Incentive Deferral or Salary Deferral Options for 2001, you must elect to participate by the Enrollment Deadline. You will automatically participate in the Automatic Restoration Option in 2001 unless you elect to opt out by the Enrollment Deadline. Your elections will apply for the 2001 plan year only.

Each year, you can decide whether or not you want to participate. This choice allows you to develop an individual savings strategy to meet your personal financial needs.

FUNDS HELD IN A TRUST

The ESP provides a valuable opportunity to defer income for the future, but it is not without risks. To give you the best available protection, the assets used to pay benefits from the ESP are now held in a trust which ensures that funds will be available to pay your benefits in the unlikely event of a hostile takeover, change in control or sale of the Company. The trust does not protect your benefits in the unlikely event that UnitedHealth Group becomes insolvent.

EXECUTIVE SAVINGS PLANS
To obtain favorable state tax treatment for eligible distributions, the non-qualified deferral options are established in two separate Plans. One Plan consists of the Automatic Restoration Option, and the other includes the Incentive Deferral Option and the Salary Deferral Option. The Plan Administrator and most election procedures are the same for all three options.

YOUR DEFERRAL OPTIONS

WHETHER YOU ARE NEWLY ELIGIBLE FOR THE ESP OR HAVE PARTICIPATED IN PRIOR YEARS, YOU MUST ENROLL (OR OPT OUT OF THE AUTOMATIC RESTORATION OPTION) FOR THE 2001 PLAN YEAR BY THE ENROLLMENT DEADLINE. YOUR ENROLLMENT AND OPT OUT ELECTIONS FOR ALL ESP OPTIONS WILL APPLY ONLY FOR THE 2001 PLAN YEAR.

AUTOMATIC RESTORATION OPTION

If you participate in UnitedHealth Group's 401(k) Savings Plan at any time during the 2001 plan year, you will automatically be enrolled in the Automatic Restoration Option when the first of these two events occurs:


     - Your pre-tax contributions to the 401(k) Savings Plan reach the annual IRS limit (expected to be $10,500 for 2001), or

     - Your annual earnings exceed a certain amount (expected to be $170,000 for 2001).

If you do not actively participate in the 401(k) Savings Plan as of January 1, 2001, but elect later in 2001 to make contributions to it, you will also be automatically enrolled in this Option once you reach the limits described above, unless you elect not to participate by the Enrollment Deadline.

Your deferral amount will be the same percentage of eligible pay that you are contributing to the 401(k) Savings Plan when you reach one of the IRS limits. Once your deferrals under the Automatic Restoration Option begin, your deferral percentage cannot be changed for the rest of the 2001 plan year.

Your account will be credited with fully vested matching contributions, which are 50 cents for each dollar, up to the first six percent of your eligible pay that you defer under this option.

If you do not wish to participate in the Automatic Restoration Option for the 2001 plan year, you must "opt out" by the Enrollment Deadline.

[SIDEBAR]

HOW TO ELECT INCENTIVE AND SALARY DEFERRALS OR OPT OUT OF THE AUTOMATIC RESTORATION OPTION

Call the Retirement Plans Service Center:

-    You must have your Social Security Number and PIN when you call.

- If this is your first call, your PIN is the last four digits of your Social Security Number. If you have lost your PIN, follow the instructions on the phone to request that a new PIN be mailed to you.


Representatives are available to assist you from 8 a.m. to 8 p.m. Eastern time, Monday through Friday.

INCENTIVE DEFERRAL OPTION

This Option allows you to defer all or a portion of any Leadership Results Plan incentive award (awards for 2000 performance, payable in 2001) into the ESP. This is the only way to defer Leadership Results Plan incentive awards. You cannot make 401(k) Savings Plan contributions from your incentive pay.

Your ESP account will be credited with UnitedHealth Group matching contributions, which are 50 cents for each dollar, up to the first six percent of your Leadership Results Plan award that you contribute under this Option.

Enrollment in this Option is not automatic. If you wish to defer any portion of the Leadership Results Plan award that you may receive in 2001, you must make this election by the Enrollment Deadline. You cannot change your incentive deferral election after the Enrollment Deadline.

SALARY DEFERRAL OPTION

Under this Option, you can defer all or any portion of your 2001 eligible pay. Salary Deferral Option contributions begin with your first eligible pay period in 2001. You are not credited with a Company match on deferrals you make under this Option.

Enrollment in this Option is not automatic. If you wish to defer any portion of your 2001 eligible pay, you must make your election by the Enrollment Deadline. You cannot change your salary deferral election after the Enrollment Deadline.


CONSULT YOUR TAX OR FINANCIAL ADVISOR

Participating in these non-qualified Plans reduces your taxable income and your current take-home pay by deferring your receipt of income to a future point in time. Before deciding whether or not to enroll in the Executive Savings Plans for 2001, you may want to consult your personal tax or financial advisor.

[SIDEBAR]

100% VESTING

You are always 100 percent vested in your deferrals, matching Company contributions, and the investment earnings and losses on both of them.

WHAT IS ELIGIBLE PAY?

For purposes of the Automatic Restoration Option and the Salary Deferral Option, eligible pay is base salary plus any non-stock periodic incentives (other than long-term incentive awards and awards under the Leadership Results Plan).

INVESTING YOUR ACCOUNT

YOUR ESP DEFERRALS AND UNITEDHEALTH GROUP MATCHING CONTRIBUTIONS ARE CREDITED WITH INVESTMENT EARNINGS THAT ARE BASED ON ONE OR MORE OF THE INVESTMENT CREDIT FUNDS THAT ARE OFFERED UNDER THE PLANS. YOUR INVESTMENT ELECTION APPLIES TO ALL DEFERRALS UNDER THE ESP OPTIONS IN WHICH YOU PARTICIPATE. KEEP IN MIND, THE INVESTMENT CREDIT FUNDS ARE MERELY MEASURING TOOLS TO DETERMINE THE VALUE OF YOUR ACCOUNT UNDER THE PLANS, AND UNITEDHEALTH GROUP IS NOT REQUIRED TO PURCHASE THESE INVESTMENTS.

UNDERSTANDING YOUR INVESTMENT CHOICES

Effective November 13, 2000, we added new funds to meet a broad range of financial goals and offer you a wider variety of investment funds from which to choose. The four funds available prior to November 13 are marked with an [*] asterisk in the following pages.

You can elect that your account can be credited with the investment performance of one or any combination of the following funds in one-percent increments. Your investment elections must add up to 100 percent.

The investment objectives and types of investments for each fund are described briefly in the following pages. You can find more information about each fund and request a prospectus on the 401(k)/ESOP/ESP Web site or by calling the Retirement Plans Service Center.

As you select or change your investment credit fund(s), keep in mind that your elections are subject to investment risk. As with any investment, if the returns credited on the fund(s) you choose are positive, your account balance will increase. If the returns credited are negative, your account balance will decrease. Please review the fund information available on the 401(k)/ESOP/ESP Web site before making your investment election.

YOUR INVESTMENT OPTIONS

INVESTMENT PATH I: ONE-CHOICE FUNDS

Pre-mixed funds that provide complete account diversification with a single selection. Designed for investors who are more comfortable letting investment professionals create their portfolio.

ONE-CHOICE CONSERVATIVE - AMERICAN CENTURY STRATEGIC ALLOCATION: CONSERVATIVE

The managers seek to obtain as high a level of total return--capital appreciation and income--as is consistent with its conservative risk profile. The fund seeks to provide regular income through its emphasis on bonds and money market securities, combined with the potential for moderate long-term total return as a result of its stake in equity securities.

ONE-CHOICE MODERATE - AMERICAN CENTURY STRATEGIC ALLOCATION: MODERATE

The managers seek to obtain as high a level of total return--capital appreciation and income--as is consistent with its moderate risk profile. The fund emphasizes investments in equity securities, while maintaining a sizable stake in bonds and money market securities.

ONE-CHOICE AGGRESSIVE - AMERICAN CENTURY STRATEGIC ALLOCATION: AGGRESSIVE

The managers seek to obtain as high a level of total return--capital appreciation and income--as is consistent with its aggressive risk profile. The fund emphasizes investments in equity securities (currently 70%), with the remainder of its assets in bonds and money market securities.

INVESTMENT PATH II: INDEX FUNDS

Low-cost, passively managed funds that seek to match the performance of stock or bond indexes. Generally, these funds appeal to investors who want solid, low-cost investments that reflect market returns.

BOND INDEX - VANGUARD TOTAL BOND MARKET INDEX

The fund seeks to match the performance of the Lehman Brothers Aggregate Bond Index, which is a measure of the total U.S. bond market. Although the fund does not contain every security in the Index, it strives to match the characteristics of the Index.

S&P 500 INDEX - FIRST AMERICAN EQUITY INDEX*

The fund seeks to match the performance of the S&P 500 Index. The manager invests 90% of its total assets in common stocks included in the Index. Although the fund does not contain every security in the Index, it strives to match the characteristics of the Index.

WILSHIRE 4500 INDEX - VANGUARD EXTENDED MARKET INDEX

The fund seeks to match the performance of the Wilshire 4500 Index. Although the fund does not contain every security in the Index, it strives to match the characteristics of the Index.

INVESTMENT PATH III: ACTIVELY-MANAGED FUNDS

Actively-managed funds allow you to create a customized investment portfolio. For investors who prefer to select and control their own investments.

MONEY MARKET - FIRST AMERICAN PRIME OBLIGATIONS FUND*

The fund seeks maximum current income, preservation of capital, and liquidity. The managers invest in short-term fixed income securities.

STABLE VALUE - WELLS FARGO STABLE INCOME FUND

The fund seeks higher yields than available on money market funds while limiting the volatility associated with traditional short/intermediate maturity bond funds. Holdings include government obligations, mortgage/asset backed securities, corporate bonds and taxable municipal bonds of shorter duration.
NOTE: This fund is similar to the Norwest Stable Return Fund which is offered under the 401(k) Savings Plan. Federal regulations prohibit it from being offered in a non-qualified plan such as the ESP.

BOND - LOOMIS SAYLES BOND FUND*

The managers seek superior total return-- income and capital appreciation. The fund invests primarily in investment-grade bonds and may also invest a smaller portion in high-yield (below investment-grade) bonds, convertibles, and preferred stock. The managers may invest in foreign securities.

LARGE-CAP VALUE - DODGE & COX STOCK FUND

The managers seek capital appreciation and income through dividends. The fund invests predominantly in stocks, targeting those that are undervalued and financially strong. The managers may also invest in preferred stocks, convertibles, and American Depository Receipts.

LARGE-CAP GROWTH - ALLIANCE PREMIER GROWTH FUND

The manager seeks capital appreciation. The fund combines in-depth fundamental research and opportunistic trading. The managers invest in a limited number of large high-quality U.S. companies. The fund may also invest in foreign securities.

MID-CAP VALUE - SOUND SHORE FUND

The managers seek capital appreciation; income (dividends) is secondary. The fund invests primarily in equity securities selected on the basis of fundamental value. Factors such as price, earnings expectations, earnings and price histories, balance-sheet strength and perceived management skills play a large role in security selection.

MID-CAP GROWTH - WARBURG PINCUS EMERGING GROWTH FUND

The managers seek capital appreciation. The fund invests most of its assets in small- and medium-sized companies that show positive earnings and offer the potential for accelerated earnings growth. The fund may also invest in investment-grade bonds and foreign securities.

INTERNATIONAL VALUE - TEMPLETON FOREIGN FUND

The fund seeks capital appreciation. The manager invests in companies located outside the U.S., including emerging markets. The fund has a long-term investment horizon that focuses on finding undervalued companies. The fund may also invest in international bonds.

INTERNATIONAL GROWTH - AMERICAN CENTURY INTERNATIONAL GROWTH FUND

The managers seek capital appreciation. The manager invests in companies located outside the U.S., including emerging markets. The team invests primarily in large companies with accelerating earnings and revenues.

SMALL-CAP VALUE - LOOMIS SAYLES SMALL-CAP VALUE FUND

The managers seek capital appreciation. The fund managers look for undervalued companies with strong potential for growth. Most of the fund's assets are invested in small companies, though a smaller percentage may be held in larger companies. The managers may invest in foreign securities.

SMALL-CAP GROWTH - LOOMIS SAYLES SMALL-CAP GROWTH FUND

The managers seek capital appreciation. The fund invests primarily in small companies that have the potential for accelerating earnings growth, with distinctive products or services, and strong management. Though most of the fund's assets are in small-cap companies, they may also hold a smaller amount in larger companies. The managers may invest in foreign companies.

MID-CAP GROWTH - PBHG GROWTH FUND - ONLY AVAILABLE IN THE ESP*

The managers seek capital appreciation. The fund invests most of its assets in small- and medium-sized companies that show potential for significant earnings growth. The fund may also invest in investment-grade bonds and foreign securities.

MAKING YOUR INITIAL INVESTMENT ELECTION AND CHANGING YOUR INVESTMENT ELECTIONS

If you are a new participant for the 2001 plan year, you need to make your investment election by the Enrollment Deadline. If you don't, you will be deemed to have elected to receive credits under the American Century Strategic Allocation Conservative Fund, and that election will continue until you make a change.

The investment choices you make or are deemed to have made will apply to all the Options in which you participate (Automatic Restoration, Salary Deferral and Incentive Deferral).

If you participated in 2000 or a prior year and previously made or were deemed to have made an investment election, that election will remain in effect until you change it.

IF YOU WANT TO...                        YOU NEED TO...                                WHEN YOU CAN
                                                                                       MAKE THIS CHANGE
Make your initial investment choices   Call the Retirement Plans Service               Before the Enrollment Deadline
                                       Center or go to the 401(k)/ESOP/ESP
                                       website

Change your investment choices for                                                     Anytime,but not more than once each
future deferrals                                                                       calendar month


Change the allocation of your current                                                  Anytime,but not more than once each
account balance                                                                        calendar month

Investment elections are effective on business days on which the New York Stock Exchange is open. If your elections are confirmed by 4 p.m. Eastern time, they will become effective on the same business day.

TRACKING YOUR ACCOUNT
BALANCE

For your convenience, you can obtain ESP account information three ways:

     - INTERNET ACCESS. You can review your ESP account information and change your investments via the Internet. You can also print any of the screens you access.

     - VOICE RESPONSE SYSTEM. You have daily access to your account information through the Retirement Plans Service Center. When you call toll-free, you can use the voice response system or speak to a Customer Service Representative (CSR) to obtain information about your account or to initiate transactions. CSRs are available from 8 a.m. until 8 p.m. Eastern time, Monday through Friday.

     - QUARTERLY STATEMENT. You will receive a statement, currently on a quarterly basis, at your home address. Your statement provides a summary of your fund credit activity since the end of the last quarter, and how each transaction affects your total account credits.

HOW AND WHEN YOUR ESP ACCOUNT IS DISTRIBUTED

IN ADDITION TO CHOOSING HOW YOUR ACCOUNT BALANCE WILL BE DISTRIBUTED WHEN YOUR EMPLOYMENT ENDS, EFFECTIVE JANUARY 1, 2001, YOU CAN ELECT IN-SERVICE DISTRIBUTIONS THAT ARE MADE TO YOU WHILE YOU ARE STILL EMPLOYED.

YOUR DISTRIBUTION OPTIONS

To give you more flexibility in planning for your financial future, we are introducing several new distribution options. For the first time, the ESP offers two types of distributions:

     - POST-EMPLOYMENT DISTRIBUTIONS. Four options that determine how funds will be paid after your employment ends or if you become totally and permanently disabled.

     - IN-SERVICE DISTRIBUTIONS. Three new options that allow you to receive funds from your account while you are employed by UnitedHealth Group.

POST-EMPLOYMENT DISTRIBUTIONS The post-employment distribution options include:

     - LUMP SUM: A single payment of your entire account balance is paid to you in February of the year following the year in which your employment ends. For exam-ple, if your employment ends on January 14, 2005, a single lump sum distribution will be made to you in February 2006.

     - FIVE ANNUAL INSTALLMENTS: Five substantially equal annual installments will be paid beginning in February of the year following the year in which your employment ends. For example, if your employment ends on April 25, 2005, your annual installment will be paid to you each February from 2006 through 2010.

     - TEN ANNUAL INSTALLMENTS: Ten substantially equal annual installments will be paid beginning in February of the year following the year in which your employment ends. For example, if your employment ends on November 1, 2005, you will receive an installment each year starting in February 2006 and ending in February 2015.

     - TEN-YEAR DELAY, THEN LUMP SUM: A single payment of your entire account balance is paid in February of the 10th year following the year your employment ends. For example, if your employment ends on March 15, 2005, your lump sum distribution will be paid in February 2015.

See Question 2 on page 15 for things to consider in choosing a post-employment distribution option.

Note: The "three annual installments" distribution option is no longer available to new participants. If you participated in ESP in 2000 or a prior year and selected three annual installments, that choice will remain in effect unless you make a change under the new distribution election change rules that are described on page 12.

IN-SERVICE DISTRIBUTIONS:
THREE OPTIONS

Effective January 1, 2001, three types of in-service distributions will be available from the ESP.

     - PRE-SELECTED IN-SERVICE DISTRIBUTIONS. New participants can choose this option only when they initially enroll in the Plan. Because this option is new for 2001, current participants have a one-time opportunity to elect this option during this year's enrollment period.

          You can elect to have all or part of your account distributed to you on one or more specific dates while you are still employed. You might choose this option to cover your child's college tuition or other future planned expenses. If you elect this option, the distribution date(s) you select must be at least three years in the future. New participants cannot choose a distribution date that occurs before the January 1 following the third full Plan year after initial enrollment in the ESP, which is January 1, 2004. Existing participants must also choose a distribution date(s) that begins no earlier than January 1, 2004. You can choose multiple distribution dates, but only one distribution date in any calendar year.

          If your financial needs change, you can cancel a planned distribution or extend it to a future date. However, you can only extend the distribution date once, and you must request both extensions and cancellations at least 12 months before the scheduled distribution date.

     - FINANCIAL HARDSHIP DISTRIBUTIONS: You can request a distribution of all or part of your account while you are still employed if you experience a severe financial hardship as defined by the Plan. A severe financial hardship occurs as a result of a sudden and unexpected illness or accident involving you or your dependent, your loss of property due to an accident or disaster, or other similar extraordinary and unforeseeable emergency that is clearly beyond your control.

     - ON DEMAND DISTRIBUTIONS: You can request a distribution of all or part of your account balance at any time for any reason while you are employed. To prevent your "constructive receipt" of your entire account, you must forfeit 10% of the amount that you request.

SPECIAL SUSPENSION RULE: Once you take an in-service distribution (either financial hardship or on demand) your deferral contributions will automatically cease and you cannot contribute salary or incentive deferrals to the ESP until at least 12 months have passed. For example, if you took an in-service distribution in March 2004, you could not begin deferring income again until March 2005. You would need to re-enroll in the Fall of 2004 for salary and incentive deferrals to start again in March 2005.

You can obtain more information and request a distribution by contacting the Professional Services Group Representative.

CHOOSING DISTRIBUTION OPTIONS: NEW PARTICIPANTS MUST ELECT DISTRIBUTION OPTION

When you first become eligible to participate in the ESP, you must choose a post-employment distribution form. If you do not elect a distribution option by the Enrollment Deadline, your account balance will auto-matically be paid in a lump sum in February of the year following the year in which your employment ends unless you change your deemed post-employment distribution election in accordance with the next section.

If you die, your account balance will be paid to your beneficiary. If you have not designated a beneficiary, your account balance will be paid in accordance with the Plans' provisions.

During your first enrollment period, you also have a one-time opportunity to elect to a "pre-selected" in-service distribution as described on page 11. If you do not make this election by the Enrollment Deadline, you will not be able to select this option at a later date.

CHANGING YOUR POST-EMPLOYMENT DISTRIBUTION ELECTION WHILE YOU ARE EMPLOYED

Effective January 1, 2001, you will be able to change your post-employment distribution election as often as once every 12 months, within certain limitations. This new feature is designed to offer you greater flexibility, while still complying with IRS requirements that you not have unlimited access to your ESP account. To be effective, your election to change your post-employment form of distribution must be made at least 12 months before a post-employment distribution would otherwise be made to you.

To make a change, complete a Periodic Distribution Re-Election Form, which is available by contacting a Professional Services Group Representative on or after January 1, 2001.

CHANGING YOUR POST-EMPLOYMENT DISTRIBUTION ELECTION AFTER INSTALLMENT PAYMENTS HAVE BEGUN

Once your employment has ended and you have begun receiving installment payments, you can accelerate your payout at any time by requesting that the remainder of your account be paid in one lump sum payment. As with any "on demand" in-service distributions, Federal law requires that you forfeit 10% of the value of your remaining ESP account when you elect to accelerate installment payments.

[SIDEBAR]

TAXATION OF YOUR DISTRIBUTION

Income Tax: Whether you elect that your distribution be paid to you in a lump sum or in installments, the payments will be subject to income tax in the year you receive them.

FICA TAX: The payments you eventually receive will not, however, be subject to FICA taxation in the year you receive them. This is because the amounts that you defer to the ESP are subject to FICA taxation in the year in which you contribute them to the ESP.

STATE INCOME TAX: Choosing 10 annual installments as a distribution option may have tax advantages to you. See question 2 on page 15 for more information.

OTHER SPECIAL TAX RULES: Special tax treatment, such as five year averaging, does not apply to distributions from the ESP. Also, distributions from the ESP are not eligible for rollover into an Individual Retirement Account (IRA) or another employer's retirement plan. The IRS 10% premature distribution penalty does not apply to amounts distributed from the ESP because the Executive Savings Plans are nonqualified plans.

HOW TO ENROLL

IF YOU WANT TO PARTICIPATE IN THE ESP FOR 2001, YOU MUST MAKE YOUR ELECTIONS BY THE ENROLLMENT DEADLINE. CALL THE RETIREMENT PLANS SERVICE CENTER, MONDAY THROUGH FRIDAY FROM 8:00 A.M. - 8 P.M. EASTERN TIME.

HERE'S WHAT YOU NEED TO DO BY THE ENROLLMENT DEADLINE

IF YOU WANT TO...                        YOU NEED TO...                         WHAT HAPPENS NEXT
Participate in the Automatic             Do nothing.You are automatically       You will participate in the Automatic
Restoration Option                       enrolled.                              Restoration Option for 2001.

Opt out of the Automatic Restoration     Call the Retirement Plans Service      You will not participate in the
Option                                   Center by the Enrollment Deadline.     Automatic Restoration Option for
                                                                                2001.

Defer eligible salary or Leadership      Call the Retirement Plans Service      You will defer salary for the entire
Results Plan incentive pay in 2001       Center by the Enrollment Deadline.     2001 calendar year and the
                                                                                Leadership Results Plan award that
                                                                                becomes payable in 2001.

Choose the way your funds will be        Complete the enclosed Distribution     If you are newly eligible and don't
distributed after your employment        Election Form by the Enrollment        make an election,your account bal-
ends                                     Deadline.                              ance will be paid in one lump-sum
                                                                                payment in February of the year after
                                                                                your employment ends.

Choose a "pre-selected"in-service-       Complete the enclosed Distribution     You willnot have another opportunity
distribution                              Election Form by the Enrollment       to choose this option.
(ONE-TIME OPPORTUNITY)                   Deadline.



Make or change investment choices        Go to the 401(k)/ESOP/ESP Web site     If you do not initially make investment at
                                         or call the Retirement Plans           choices,your account will be credited
                                         Center.                                with investment earnings as if
                                                                                you had selected the American
                                                                                Century Strategic Allocation
                                                                                Conservative Fund.
                                                                                You can change your investment
                                                                                choices anytime,but not more than
                                                                                once each calendar month.

Designate a beneficiary                  Complete the enclosed Beneficiary      You can change your beneficiary
                                         Form by the Enrollment Deadline        anytime.
                                         and return to the address stated on
                                         the form.

USING THE 401(K)/ESOP/ESP WEB SITE FOR INVESTMENT ELECTION CHANGES

1.   You can access the 401(k)/ESOP/ESP Web site.

2.   Enter your Social Security Number and password.

3.   Select Executive Savings Plan from the list of plans.

4.   To make investment changes, select "Initiate Transaction" on the left menu.

5.   To change how future deferrals are invested, select "Investment Direction."

6. To transfer existing account balances among different investments, select "Fund Transfers."

A NOTE ABOUT PASSWORDS. If you have not visited this Web site before, you will need to enter your Social Security Number and home ZIP code to generate a password. Your password will be mailed to your home address within one week of your request. When you use this password to enter the site for the first time, you will be asked to choose a new password for future use.

USING THE RETIREMENT PLANS SERVICE CENTER

1.   DIAL to access the Service Center.

2.   ENTER YOUR SOCIAL SECURITY NUMBER AND YOUR PERSONAL IDENTIFICATION NUMBER
     (PIN). If you are a new participant and have never called the Retirement Plans Service Center regarding the ESP, the 401(k) Savings Plan or the Employee Stock Ownership Plan, your temporary PIN will be the last four digits of your Social Security Number. You will be asked to select a new PIN. If you've forgotten your PIN, follow the instructions on the phone to have a new PIN mailed to you.

3. SELECT EXECUTIVE SAVINGS PLAN FROM THE MENU and follow the voice prompts to make your enrollment elections or to access ESP information.

4. REVIEW YOUR CONFIRMATION STATEMENT FOR ACCURACY. A confirmation of your elections will be mailed to your home address on record within two business days.

[SIDEBAR]

TO SPEAK WITH A CUSTOMER SERVICE REPRESENTATIVE (CSR) Call between 8 a.m. and 8 p.m. Eastern time, Monday through Friday.

Q AND A

Q U E S T I O N S  &  A N S W E R S  A B O U T
T H E  E X E C U T I V E  S A V I N G S  P L A N S

1. Why do I have to make a deferral election before I know what I will be paid?

In exchange for the opportunity to defer taxation on unearned income under the ESP, which is a non-qualified deferred compensation plan, the IRS requires that an irrevocable election to defer income be made before the income is actually earned. Since your election will remain in effect for an entire year, you will want to carefully plan your deferral elections.

2. How can I decide if one of the new post-employment distribution options is a good choice for me?

Two new post-employment distribution options have been added to the Plan. Here are some things to think about as you decide if these options may be right for you.

     - TEN INSTALLMENTS. This option offers certain state tax advantages. Some states impose state income tax on retirement distributions received by former residents that are based on income that the former resident earned while working in that state. Under current tax laws distributions from the ESP are not subject to state tax in the state of former residence if the ESP account is distributed in sub-stantially equal annual installments over a period of at least 10 years.

     - TEN-YEAR DELAY, THEN LUMP SUM. You might choose this option if you won't need the money immediately after your employment ends. This option might also appeal to you if you expect to have another job after your employment with UnitedHealth Group ends or if you have other retirement income that you prefer to use before withdrawing money from this account.

3. Are my deferral contributions and any Company matching contributions made to the ESP subject to income taxes and/or Social Security taxes at the time that they are contributed to the ESP?

     - FEDERAL AND STATE INCOME TAXES: The contributions that you make to the ESP, and any Company matching contributions, are not subject to federal income taxation in the year in which they are contributed to the ESP. Under the laws of most states, these contributions are also generally not subject to state income taxation in the year of contribution; however, some states have special rules that may cause a portion of your deferrals to be subject to tax.

     - SOCIAL SECURITY TAXES (FICA): Your deferral contributions and any Company matching contributions are subject to FICA taxation in the year in which they are contributed to the ESP. Whether these contributions are actually taxed depends on the timing of the deferral contribution and the element of the FICA tax addressed.

          The FICA tax has two elements: the OASDI portion, for which an annual wage limit applies; and the Medicare hospital portion, for which no wage limit applies. The wage base for 2001 for the OASDI portion of the tax is $80,400. If at the time deferral and matching contributions are contributed to the ESP, you have not exceeded the OASDI wage base, the OASDI tax will bewithheld before the contributions are made. Once you reach the 2001 wage base, the OASDI tax will not be withheld from subsequent deferrals and Company matching contributions.

          On the other hand, since the Medicare hospital portion of the FICA tax is applied without limit to all of your compensation, this tax will be withheld from all of your deferrals and any matching contributions for 2001, before they are contributed to the ESP.

ESP INFORMATION AVAILABLE ONLINE IN 2001

ESP information will be available via HRdirect early next year. To access from the Intranet, select "HRdirect" from the top navigation bar then click on "Knowledge Base." From the Internet, select "Knowledge Base."

This brochure provides highlights of the UnitedHealth Group Executive Savings Plans. If there is a conflict between the information in this brochure and the Plan document, the Plan document will govern. UnitedHealth Group reserves the right to amend, modify or terminate the Plans at any time. Participation in the Executive Savings Plans is provided as a benefit to eligible employees. Participation does not guarantee employment.

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